UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBLG	Nasdaq Capital Market

Warrants to Purchase Common Stock, par value $0.001 per share	BBLGW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 10, 2024, Bone Biologics Corporation (the “Company”) entered into a Settlement Agreement and Mutual General Release (the “Agreement”) with Drs. Bessie (Chia) Soo and Kang (Eric) Ting, on the one hand (the “plaintiffs”), and Stephen LaNeve on the other hand (together with the Company, the “defendants”), in settlement of the claims for breach of contract and tortious interference with contract against the defendants filed in the United States District Court for the District of Massachusetts (the “Court”) as previously described in the Company’s periodic reports under the Securities Exchange Act of 1934, as amended. The Agreement is effective as of January 9, 2024. The Company believes that a settlement of the claim is in the best interests of the Company and its stockholders after considering the facts and circumstances surrounding the proposed settlement, including: (i) the strengths and weaknesses of the claims asserted by plaintiffs and the defendants’ defenses; (ii) the potential recovery from the claims asserted; (iii) the time, expense, risks, and uncertainties of continued litigation; (iv) the effect on the Company of continued litigation; and (v) the anticipated benefits that the proposed settlement affords the Company.

The Company had certain indemnification obligations to Mr. LaNeve arising out of actions taken in connection with his service to the Company. Under the Agreement, the Company will pay the plaintiffs $750,000 in cash within 20 business days after the date the Agreement was executed. The Company’s insurance carrier’s portion of the claim is $400,000 less certain retention amounts. The Agreement provides that the parties to the Agreement will file a joint stipulation to dismiss the action with prejudice with the Court and the Company expects the action to be dismissed by the Court.

Forward Looking Statements

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “anticipate,” “believe,” “expect,” “potential,” “will,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will experience the anticipated benefits from the Agreement. The risks included are not exhaustive; for a more detailed description of these uncertainties and other factors, see the other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission, copies of which are available for free at www.sec.gov or upon request from the Company’s Investor Relations Department. All information provided in this release is as of the date hereof and the Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONE BIOLOGICS CORPORATION

Date: January 12, 2024
	By:	/s/ Jeffrey Frelick
Jeffrey Frelick
Chief Executive Officer